EXHIBIT 99.1
                                  CERTIFICATION

         The undersigned certifies pursuant to 18 U.S.C.ss.1350, that:

(1) The accompanying Report on Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: August 6, 2002


/s/ Bernard P. Aldrich
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Bernard P. Aldrich, Chief Executive Officer and Chief Financial Officer